   As filed with the Securities and Exchange Commission on October 23, 2000

                       Registration No. 333-___________


                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.


                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
            (Exact name of Registrant as specified in its charter)


                Maryland                                58-2328421
                --------                                ----------
     (State or other jurisdiction           (I.R.S. Employer Identification No.)
   of incorporation or organization)

     6200 The Corners Parkway, Suite 250
             Norcross, Georgia                           30092
             -----------------                           -----
(Address of Principal Executive Offices)               (Zip Code)


                        2000 EMPLOYEE STOCK OPTION PLAN
                                      AND
                       INDEPENDENT DIRECTOR WARRANT PLAN
                                      OF
                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
                           (Full Title of the Plans)


                         Leo F. Wells, III, President
                   Wells Real Estate Investment Trust, Inc.
         6200 The Corners Parkway, Suite 250, Norcross, Georgia  30092
                    (Name and Address of Agent For Service)

                                (770) 449-7800
         (Telephone Number, Including Area Code, of Agent For Service)

                                   COPY TO:
                            Donald Kennicott, Esq.
                            Michael K. Rafter, Esq.
                             Holland & Knight LLP
                        One Atlantic Center, Suite 2000
                       1201 West Peachtree Street, N.E.
                         Atlanta, Georgia  30309-3400

                        CALCULATION OF REGISTRATION FEE

====================================================================================================

           Title of                                  Proposed         Proposed
        Each Class of                                 Maximum         Maximum
          Securities                Amount to be   Offering Price    Aggregate         Amount of
       to be Registered             Registered (1)  Per Share (2)  Offering Price   Registration Fee
----------------------------------------------------------------------------------------------------
2000 Employee Stock Option Plan
  Common Stock, $.01 par value       750,000        $11.00            $8,250,000         $3,762
Independent Director Warrant Plan
  Common Stock, $.01 par value       500,000        $12.00            $6,000,000

(1) This amount includes options to acquire shares and shares to be issued under the 2000 Employee Stock Option Plan and warrants to acquire shares and shares to be issued under the Independent Director Warrant Plan. This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions in the respective plans.

(2) Determined in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, the registration fee is based on the minimum exercise price per share for the options and the warrants under the respective plans.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Documents containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") and the instructions to Form S-8, Wells Real Estate Investment Trust, Inc. (the "Registrant") is not filing such documents with the SEC either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of the Securities Act.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents previously filed by the Registrant with the SEC are incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-25739);

     (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000 (File No. 0-25739);

     (3) The Registrant's Definitive Proxy Statement on Schedule 14A filed April 26, 2000; and

     (4) The description of the Registrant's Common Stock, par value $.01 per share, set forth under the caption "Description of Capital Stock" in the 424(b) Prospectus and incorporated by reference into the Registrant's Registration Statement on Form 8-A (File No. 0-25739) filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act") on April 8, 1999, as amended on Amendment No. 1 to Form 8-A filed with the Commission on October 13, 2000 (File No. 0-25739).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 2-418 of the Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or any entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     In addition, Section 2-418 of the MGCL requires that, unless prohibited by its charter, a corporation may indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

     The Registrant's Articles of Incorporation and Bylaws provide in effect for the indemnification by the Registrant of the directors and officers of the Registrant to the fullest extent permitted by applicable law. The Registrant has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.    Exhibits.


         Exhibit
          Number    Description

            3.1*    Amended and Restated Articles of Incorporation of the
                    Registrant

            3.2*    Bylaws of the Registrant

            3.2(a)* Amendment No. 1 to Bylaws of the Registrant

            4.1     2000 Employee Stock Option Plan

            4.2     Independent Director Warrant Plan

              5     Opinion of Holland & Knight LLP

           23.1     Consent of Holland & Knight LLP (contained in Exhibit 5)

           23.2     Consent of Arthur Andersen LLP

             24     Power of Attorney (contained on the signature page hereto)
______________

* Incorporated by reference to the Registrant's Registration Statement on Form S-11 (Commission No. 333-44900), as amended to date.

Item 9.   Undertakings.

     The undersigned hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Articles of Incorporation or Bylaws of the Registrant or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against advised public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and the State of Georgia on this 12th day of October, 2000.

                                   WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                   A Maryland corporation
                                   (Registrant)

                                   By: /s/ Leo F. Wells, III, President
                                       ----------------------------------
                                       Leo F. Wells, III, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Leo F. Wells, III and Douglas P. Williams, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Name                                    Title
----                                    -----

/s/ Leo F. Wells, III                   President and Director
----------------------------            (Principal Executive Officer)
Leo F. Wells, III


/s/ Douglas P. Williams                 Executive Vice President and Director
----------------------------            (Principal Financial and Accounting
Douglas P. Williams                     Officer)


/s/ John L. Bell                        Director
----------------------------
John L. Bell


/s/ Richard W. Carpenter                Director
----------------------------
Richard W. Carpenter


/s/ Bud Carter                          Director
---------------------------
Bud Carter


/s/ William H. Keogler, Jr.             Director
---------------------------
William H. Keogler, Jr.


/s/ Donald S. Moss                      Director
----------------------------
Donald S. Moss


/s/ Walter W. Sessoms                   Director
----------------------------
Walter W. Sessoms


/s/ Neil H. Strickland                  Director
----------------------------
Neil H. Strickland

                                 EXHIBIT INDEX


         Exhibit
          Number    Description

            3.1*    Amended and Restated Articles of Incorporation of the
                    Registrant

            3.2*    Bylaws of the Registrant

            3.2(a)* Amendment No. 1 to Bylaws of the Registrant

            4.1     2000 Employee Stock Option Plan

            4.2     Independent Director Warrant Plan

              5     Opinion of Holland & Knight LLP

           23.1     Consent of Holland & Knight LLP (contained in Exhibit 5)

           23.2     Consent of Arthur Andersen LLP

             24     Power of Attorney (contained on the signature page hereto)
______________

* Incorporated by reference to the Registrant's Registration Statement on Form S-11 (Commission No. 333-44900), as amended to date.